EXHIBIT 32.1

Certifications Furnished Pursuant to Section 906 of the Sarbanes - Oxley Act of 2002

I, Donald E. Klumb, Chief Executive Officer, President and Chief Financial Officer of Cartesian, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Annual Report on Form 10-K of the Company for the annual period ended January 3, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BY:	/s/ DONALD E. KLUMB
CHIEF EXECUTIVE OFFICER, PRESIDENT, CHIEF FINANCIAL OFFICER, AND DIRECTOR

Date: April 3, 2015